|
                     DEPARTMENT OF COMMERCE|
                                           |
                            [LOGO] |UNITED STATES DEPARTMENT OF COMMERCE |Patent and Trademark Office
                  UNITED STATES OF AMERICA |ASSISTANT SECRETARY AND COMMISSIONER
                                           |OF PATENTS AND TRADEMARKS
                                           |Washington, D.C. 20231
                                           |
                                           |
AUGUST 04, 2001

RUTH EURE
4795 EDISON AVENUE
BOULDER, CO 80301



                    UNITED STATES PATENT AND TRADEMARK OFFICE
                  NOTICE OF RECORDATION OF ASSIGNMENT DOCUMENT

THE ENCLOSED DOCUMENT HAS BEEN RECORDED BY THE ASSIGNMENT DIVISION OF THE U.S. PATENT AND TRADEMARK OFFICE. A COMPLETE MICROFILM COPY IS AVAILABLE AT THE ASSIGNMENT SEARCH ROOM ON THE REEL AND FRAME NUMBER REFERENCED BELOW.

PLEASE REVIEW ALL INFORMATION CONTAINED ON THIS NOTICE. THE INFORMATION CONTAINED ON THIS RECORDATION NOTICE REFLECTS THE DATA PRESENT IN THE PATENT AND TRADEMARK ASSIGNMENT SYSTEM. IF YOU SHOULD FIND ANY ERRORS OR HAVE QUESTIONS CONCERNING THIS NOTICE , YOU MAY CONTACT THE EMPLOYEE WHOSE NAME APPEARS ON THIS NOTICE AT 703-308-9723. PLEASE SEND REQUEST FOR CORRECTION TO: U.S. PATENT AND TRADEMARK OFFICE, ASSIGNMENT DIVISION, BOX ASSIGNMENTS, CG-4, 1213 JEFFERSON DAVIS HWY, SUITE 320, WASHINGTON, D.C. 20231.

RECORDATION DATE:  05/14/2001             REEL/FRAME: 0118 11 /0567
                                          NUMBER OF PAGES: 3

BRIEF:  ASSIGNMENT OF ASSIGNOR'S INTEREST (SEE DOCUMENT FOR DETAILS).

ASSIGNOR:
   PENROD, BRUCE HOGUE                    DOC DATE:  05/08/2001

ASSIGNOR:
BOGANI, MARK A.                           DOC DATE:  05/08/2001

ASSIGNEE:
INNOVATIA, INC.
5655 SOUTH YOSEMITE STREET
SUITE 109
GREENWOOD VILLAGE, COLORADO 80111

SERIAL NUMBER:  09855867                  FILING DATE:  05/14/2001
PATENT NUMBER:                            ISSUE DATE:




TARA WASHINGTON, EXAMINER
ASSIGNMENT DIVISION
OFFICE OF PUBLIC RECORDS

                                   05-22-2001
                                             Docket No.:
-----------------------------------          -----------------------------------
FORM PTO-1595 (Modified)                     U.S. DEPARTMENT OF COMMERCE
(Rev. 6-93)                                  Patent and Trademark Office
OMB No. D651-0011 (exp.4/04)
Copyright 1994-1997 LegalStar      101725874
PDB/REV02
--------------------------------------------------------------------------------

To the Honorable Commissioner of Patents and Trademarks: Please record the attached original documents or copy thereof.
--------------------------------------------------------------------------------
1. Name of conveying party(ies):         2. Name and address of receiving
Bruce Hogue Penrod and Mark A. Bogani       party(es):(degree)

                                            Name: Innovatia, Inc.
                                                  -----------------------------

                                            Internal Address:
                                                             ------------------

Additional names(s) of conveying            -----------------------------------
party(ies)             [ ] Yes  [ ] No
----------------------------------------    -----------------------------------
3. Nature of conveyance:                    Street Address: 5655 South Yosemite
                                                           --------------------
 [X] Assignment          [ ] Merger         Street, Suite 109
                                            -----------------------------------
 [ ] Security Agreement  [ ] Change of      City:   Greenwood Village
                             Name                ------------------------------
 [ ] Other______________________________    State:   CO       Zip:  80111
                                                  ----------      -------------
 Execution Date:  May 8, 2001               Additional name(s) & address(es)
                ------------------------    attached?     [ ] Yes   [X] No
--------------------------------------------------------------------------------
4. Application number(s) or registration numbers(s):  09855867

If this document is being filed together with a new application, the execution date of the application is: May 8, 2001
                           ---------------------

A. Patent Application No.(s)                  B. Patent No.(s)

Serial number not
yet assigned:
BROADCAST
ART SHOW

                   Additional numbers attached? [ ] Yes [X] No
--------------------------------------------------------------------------------
5. Name and address of party to whom     6. Total number of applications and
   correspondence concerning document       patents involved:    [1]
   should be mailed:                     ---------------------------------------

Name: Ruth Eure                          7. Total fee (37 CFR 3.41):...$ 40.00
     -----------------------------------                            -----------

Internal Address:                        [X] Enclosed - Any excess or insuffici-
                 -----------------------     ency should be credited or debited
                                             to deposit account
---------------------------------------- [ ] Authorized to be charged to deposit account
---------------------------------------- --------------------------------------

Street Address: 4795 Edison Avenue
               ------------------------- 8. Deposit account number:

----------------------------------------    -----------------------------------

City: Boulder   State: CO   ZIP: 80301
     ---------        -----     --------
================================================================================
                              DO NOT USE THIS SPACE

--------------------------------------------------------------------------------
9. Statement and signature.

To the best of my knowledge and bellef, the foregoing information is true and correct and any attached copy is a true copy of the original document.

Ruth Eure                          /s/ Ruth Eure                 May 14, 2001
--------------------------------   -----------------------   -------------------
     Name of Person Signing               Signature                 Date

                                   ASSIGNMENT

     WHEREAS, we, Bruce Hogue Penrod, residing at 1625 South Birch Street, #801, Denver, Colorado 80222 and Mark A. Bogani, residing at 8899 E. Prentice Ave., #5206, Greenwood Village, Colorado 80111 have invented certain useful improvements as described and set forth in U.S. patent application filed on even date herewith entitled "BROADCAST ART SHOW";

     NOW, THEREFORE, be it known that we, the said inventors, for and in consideration of certain good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, at the request of the assignee, do sell, assign and transfer unto Innovatia, Inc., a corporation of the State of Colorado, said assignee, doing business at 5655 South Yosemite Street, #109, Greenwood Village, Colorado 80111 its successors, legal representatives and assigns, the aforesaid application for the territory of the United States of America and all continuation, divisional, continuation-in-part and reissue applications, all patent applications in foreign countries, all applications pursuant to the Patent Cooperation Treaty, and all applications for extension filed or to be filed for the invention, and all Letters Patent, Invention Registrations, Utility Models, Extensions or Reissues and other patent rights, obtained for the invention in the United States or any other country; I also assign any right, title or interest in and to the invention which has not already been transferred to the assignee; I warrant that I have made no assignment of the invention, application or patent therefor to a party other than Innovatia, Inc. and we are under no obligation to make any assignment of the invention, application, or patent therefor to any other party; and I further agree to cooperate with the assignee hereunder in the obtaining and sustaining of any and all such Letters Patent and in confirming assignee's exclusive ownership of the invention, but at the expense of said assignee.

     The Commissioner of Patents is hereby authorized and requested to issue the Letters Patent solely in accordance with the terms of this Assignment, to Innovatia, Inc., its successors, legal representatives and assigns, as the assignee of the entire right, title and interest therein.

     IN WITNESS WHEREOF, I hereto have executed this Assignment as of the date indicated hereunder.

Date:  5/8/01                                   By: /s/ Bruce Hogue Penrod
     -------------------                           -----------------------------
                                                       Bruce Hogue Penrod

Date:  5/8/01                                   By: /s/ Mark A. Bogani
     -------------------                           -----------------------------
                                                         Mark A. Bogani

Invention:









STATE OF COLORADO          )
                           )ss.
COUNTY OE ARAPAHOE         )


     Before me, a Notary Public in and for said County and State, personally appeared BRUCE HOGUE PENROD, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and considerations expressed.

Given under my hand and seal of office this 8 day of May, 2001,
                                           ---      ----------
      [SEAL]
CHRISTINA M. JEWELL
      NOTARY
      PUBLIC
  STATE OF COLORAO                               /s/ Christina M. Jewell
                                                 -------------------------------
                                                 Notary Public

My Commission Expires:  2/14/05
                      ------------------


STATE OF COLORADO          )
                           )ss.
COUNTY OE ARAPAHOE         )


     Before me, a Notary Public in and for said County and State, personally appeared MARK A. BOGANI, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and considerations expressed.

Given under my hand and seal of office this 8 day of May, 2001,
                                           ---      ----------
      [SEAL]
CHRISTINA M. JEWELL
      NOTARY
      PUBLIC
  STATE OF COLORAO                               /s/ Christina M. Jewell
                                                 -------------------------------
                                                 Notary Public

My Commission Expires:  2/14/05
                      ------------------





                                                                     Page 2 of 2